EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 135 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated January 13, 2012, which was filed as Exhibit (i) to Post-Effective Amendment No. 127.

/s/ Katy D. Burke
Katy D. Burke, Esq.

June 28, 2012

Boston, Massachusetts